UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 31, 2021 (August 25, 2021)

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

5400 Carillon Point

Kirkland, WA 98033

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2021, GrowLife, Inc., a Delaware corporation (the “Company”), closed the transaction described below with Bucktown Capital, LLC, a Utah limited liability company (“Bucktown”).

Securities Purchase Agreement, Secured Promissory Notes and Security Agreement

On August 25, 2021, the Company executed the following agreement with Bucktown: (i) Securities Purchase Agreement; (ii) Secured Convertible Promissory Note (“Note”); and (iii) Security Agreement (collectively the “Bucktown Agreements”). The Company entered into the Bucktown Agreements with the intent to acquire working capital to grow the Company’s businesses and to hold our annual shareholder meeting.

The total amount of funding under the Bucktown Agreements is $335,000 as represented in the Note . The total purchase price for this Note is $300,000.00; the Note carries an aggregate original issue discount of $30,000 and a transaction expense amount of $5,000.

The Company agreed to reserve three times the number of shares based on the redemption value with a minimum of 100,000,000 shares of its common stock for issuance upon conversion of the Note, if that occurs in the future. If not converted sooner, the Note is due on or before August 25, 2022. The Note has an interest rate of eight percent (8%). The Note is convertible, at Bucktown’s option, into the Company’s common stock at $0.10 per share (“Lender Conversion Price”), subject to adjustment as provided for in the Note. However, in the event the Market Capitalization (as defined in the Note) falls below the Minimum Market Capitalization the Lender Conversion Price shall equal the lower of the Lender Conversion Price and the Market Price as of any applicable date of Conversion.

The Company’s obligation to pay the Note, or any portion thereof, is secured by all of the Company’s assets as described in Schedule A to the Security Agreement attached hereto and incorporated herein by this reference.

The Bucktown Agreements are qualified in their entirety by reference to the Bucktown Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1, respectively, and incorporated by reference into this Item 1.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Transaction Documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Bucktown Agreements were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Bucktown transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 8.01	Other Events.

Effective August 25, 2021, the Company moved its corporate offices to 11335 NE 122nd Way, Suite 105, Kirkland, WA 98034. The terms of the lease are the same as those of its prior corporate offices. The Company believes this space is sufficient for the Company’s current needs.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description

10.1	Compilation of Securities Purchase Agreement, Secured Promissory Note, and Security Agreement with Bucktown Capital (Filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: August 31, 2021	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer